As filed with the Securities and Exchange Commission on June 11, 2021

Registration No. 333-255049

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3 to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

The Glimpse Group, Inc.

(Exact Name of Registrant as specified in its charter)

Nevada	7371	81-2958271
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

15 West 38th St, 9th Fl

New York, NY 10018

917-292-2685

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lyron Bentovim

President & Chief Executive Officer

The Glimpse Group, Inc.

15 West 38th St, 9th Fl

New York, NY 10018

917-292-2685

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Darrin M. Ocasio, Esq. Jay Yamamoto, Esq.	Andrew M. Tucker, Esq. Michael K. Bradshaw, Jr., Esq.
Sichenzia Ross Ference LLP	Nelson Mullins Riley & Scarborough LLP
1185 Avenue of the Americas, 31st Fl	101 Constitution Avenue, NW, Suite 900
New York, NY 10036	Washington, D.C. 20001
Telephone: (212) 930-9700	Telephone: (202) 689-2800

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “non-accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer [ ]	Accelerated Filer [ ]
Non-Accelerated Filer [X]	Smaller Reporting Company [X]
Emerging Growth Company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Proposed Maximum Aggregate Offering Price(2)		Amount of Registration Fee
Common stock, $0.001 par value per share	$10,000,000	(3)	$1,091.00
Warrants to be issued to the representative of the underwriters(4)	—		—
Common stock underlying warrants to be issued to the representative of the underwriters(5)	$500,000		54.55
Total	$10,500,000		$1,145.55	(6)

(1)	Pursuant to Rule 416 under the Securities Act, there are also being registered such indeterminate number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. Includes the offering price of any additional shares of common stock that the underwriters have the right to purchase to cover over-allotments.
(3)	Includes 100,000 additional shares of common stock being sold to the underwriters by the selling stockholders.
(4)	No registration fee required pursuant to Rule 457(g).
(5)	We have agreed to issue to the representative of the underwriters warrants to purchase shares of common stock representing up to 5% of the common stock issued in the offering. The representative’s warrants are exercisable at a per share exercise price equal to 100% of the public offering price per share of the common stock offered hereby. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the representative’s warrants is $500,000, which is equal to 100% of $500,000 (5% of $10,000,000).
(6)	Previously Paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The Glimpse Group, Inc. is filing this Amendment No. 3 to its registration statement on Form S-1 (File No. 333-255049) (the “Registration Statement”) as an exhibits-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) The Exhibit Index preceding the signature page of this registration statement is incorporated herein by reference.

EXHIBIT INDEX

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit No.	Exhibit Description
1.1*	Form of Underwriting Agreement
3.1*	Articles of Incorporation
3.2*	Bylaws
5.1***	Opinion of Sichenzia Ross Ference LLP
10.1*	Amended and Restated 2016 Incentive Plan
10.2*	Limited Liability Company Agreement of Number 9, LLC entered into by the Company, effective as of February 13, 2018
10.3*	Assignment of Technology, Patent, & Intellectual Property Agreement dated as of May 1, 2019, between the Company, Adept Reality, LLC and Aquinas Learning, Inc.
10.4*	Limited Liability Company Agreement of Adept Reality, LLC (f.k.a. Glimpse Group Consulting, LLC) entered into by the Company, effective as of May 3, 2017
10.5*	Limited Liability Company Agreement of D6 VR, LLC (f.k.a. Dataview VR, LLC) (f.k.a. Marketview VR, LLC) entered into by the Company, effective as of August 8, 2017
10.6*	Economics Interests Agreement dated as of March 30, 2017 by and between the Company, D6 VR, LLC (f.k.a Dataview VR, LLC) (f.k.a. Marketview VR, LLC), and Andy Maggio
10.7*	Economics Interests Agreement dated as of March 30, 2017 by and between the Company, D6 VR, LLC (f.k.a Dataview VR, LLC) (f.k.a. Marketview VR, LLC), and Brennan McTernan
10.8*	Master Acquisition Agreement, dated as of April 1, 2018, among the Company, Early Adopter LLC, Early Adopter and Jay Van Buren, Lynn Van Buren, Marjorie Van Buren, Valerie Eakes-Kann, Joe Unander, and Christopher Gaughan

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10.9*	Bill of Sale entered into on April 1, 2018 by and between Early Adopter, and Jay Van Buren, Lynn Van Buren, Marjorie Van Buren, Valerie Eakes-Kann, Joe Unander, and Christopher Gaughan and Early Adopter, LLC
10.10*	Limited Liability Company Agreement of Early Adopter, LLC entered into by the Company, effective as of April 1, 2018
10.11* 10.12*

Master Acquisition Agreement dated as of October 31, 2016, by and between the Company, Crafty Games, LLC and Foretell Studios, LLC (f.k.a. Dire Studios, LLC)

Bill of Sale entered into on October 31, 2016 by and between Crafty Games, LLC and Foretell Studios, LLC (f.k.a. Dire Studios, LLC)

10.13*	Right of First Refusal Agreement dated as of December 30, 2019 by and between The Company and Membit Inc.
10.14*	Limited Liability Company Agreement of Immersive Health Group, LLC entered into by the Company, effective as of October 13, 2017
10.15*	Limited Liability Company Agreement of KabaQ 3D Technologies, LLC entered into by the Company, effective as of May 30, 2017
10.16*	Master Acquisition Agreement dated as of November 8, 2016, among the Company, KabaQ 3D Food Technologies, LLC and Alper Guler
10.17*	Bill of Sale entered into on November 8, 2016 by and between the Company, KabaQ Food Technologies, LLC and Alper Guler
10.18*	Master Development Agreement dated as of July 14, 2017 by and between Pandora Reality LLC and KabaQ 3D Technologies, LLC
10.19*	Agreement entered into as of June 12, 2017 by and among the Company, KabaQ 3D Food Technologies, LLC, Alper Guler and Caner Soyer
10.20*	Master Acquisition Agreement dated as of October 28, 2016 among the Company, PresentAR and LocateAR and Liron Lerman
10.21*	Limited Liability Company Agreement of Kreatar LLC entered into by the Company, effective as of May 30, 2017
10.22*	Bill of Sale entered into on October 28, 2016 by and between the Company, PresentAR and LocateAR and Liron Lerman
10.23*	Amendment to Master Acquisition Agreement II dated as of November 12, 2018 by and between the Company and Liron Lerman
10.24*	Technology & Intellectual Property Assignability Agreement dated as of March 29, 2018 among the Company, LocateAR, LLC and Kreatar
10.25*	Employment Agreement dated May 13, 2021 by and between the Company and Lyron Bentovim
10.26*	Employment Agreement dated May 13, 2021 by and between the Company and Maydan Rothblum
10.27*	Employment Agreement dated May 13, 2021 by and between the Company and David J. Smith
10.28*	Form of Series A Round Subscription Agreement
10.29*	Form of Seed Round Subscription Agreement
10.30*	Form of Interim Round Subscription Agreement
10.31*	Form of Convertible Note I Promissory Note
10.32*	Form of Convertible Note II Securities Purchase Agreement
10.33*	Form of Convertible Note II Promissory Note
14.1*	Code of Ethics
21.1*	List of Subsidiaries
23.1**	Consent of Hoberman & Lesser CPA’s LLP
23.3***	Consent of Sichenzia Ross Ference LLP (included in exhibit 5.1)
24.1*	Power of Attorney (included in signature page to this registration statement)

*Filed Herewith

** Previously Filed

*** To be filed by Amendment

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 11th day of June, 2021.

THE GLIMPSE GROUP, INC. (Registrant)

By:	/s/ Lyron Bentovim
Name:	Lyron Bentovim
Title:	Chief Executive Officer and President (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Lyron Bentovim and Maydan Rothblum, and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments) to this registration statement, with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any other regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing appropriate or necessary to be done in order to effectuate the same, as fully to all intents and purposes as he himself might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Lyron Bentovim	Chief Executive Officer and President	June 11, 2021
Lyron Bentovim	(Principal Executive Officer)

/s/ Maydan Rothblum	Chief Financial Officer and Chief Operating	June 11, 2021
Maydan Rothblum	Officer(Principal Financial Officer)

*	Chief Creative Officer and Director	June 11, 2021
D.J. Smith

*	Director	June 11, 2021
Sharon Rowlands

*	Director	June 11, 2021
Jeff Enslin

*	Director	June 11, 2021
Lemuel Amen

* Signed by Maydan Rothblum pursuant to the power of attorney signed by each individual and previously filed with this Registration Statement on May 14, 2021.

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